EXHIBIT 99.1

FOR IMMEDIATE RELEASE

CONTACT:	Kevin T. Thompson Executive Vice President Chief Financial Officer (419) 254-6068

Sky Reports Third Quarter Earnings Per Share Up 15%

October 16, 2003 (Bowling Green, Ohio, NASDAQ: SKYF) Sky Financial Group, Inc. today reported third quarter net income of $41.6 million, or $.46 per diluted share. Net income increased 25.8% compared to $33.0 million earned in the third quarter last year and diluted earnings per share increased 15% compared to $.40 per share earned in the third quarter last year. Sky’s return on average assets and return on average equity were 1.31% and 18.00%, respectively, for the third quarter of 2003, versus 1.35% and 18.46%, respectively, for the third quarter last year.

“With our quarterly earnings per share up 15 percent from last year, we are very pleased with our financial performance this past quarter,” stated Marty E. Adams, Chairman and Chief Executive Officer. “While the economic environment has presented many operating challenges over the last year, our disciplined adherence to our strategic priorities – profitable organic growth, expanding fee businesses, efficiency and strong asset quality – has continued to generate consistently strong financial results.”

For the nine months ended September 30, 2003, Sky reported net income of $115.2 million, or $1.29 per diluted share, increasing from net income of $93.9 million, or $1.13 per diluted share, reported for the first nine months last year.

Operating earnings, which reflect net income adjusted to exclude significant transactions not representative of ongoing operations, were $117.4 million or $1.31 per diluted share for the first nine months of 2003, up from $97.5 million or $1.18 per diluted share for the prior year to date. Operating earnings for 2003 exclude after-tax charges of $2.3 million, or $.03 per diluted share, related to Sky completing the acquisition and integration of Metropolitan Financial Corp. during the second quarter. In 2002, Sky’s operating earnings excluded after-tax charges of $3.7 million, or $.04 per diluted share, mainly related to its implementation of a new technology platform company-wide in the second quarter last year.

Net interest income for the third quarter was $108.0 million, up 21.1% from $89.2 million in the third quarter last year. Average earning assets increased 28.0% from the third quarter last year, with average loans increasing 30.6% over the prior year. The increase in average loans includes organic growth of

8.2% in addition to loans from the acquisitions of Metropolitan Financial Corp. in the second quarter of 2003 and Three Rivers Bancorp in the fourth quarter of 2002. Average deposits were up 27.8% from the same quarter last year, which included organic growth of 3.0% in addition to deposits from the Metropolitan and Three Rivers acquisitions. The net interest margin for the third quarter was 3.70%, a decrease of 3 basis points from last quarter and 20 basis points from the third quarter a year ago. The lower net interest margin from the prior year reflects both the impact of the current low rate environment and the incremental effect of the Metropolitan acquisition.

Non-interest revenues were $50.6 million for the third quarter, increasing 36.3% from $37.1 million in the same period last year, despite net securities losses of $2.0 million this past quarter versus net securities gains of $1.7 million in the third quarter last year. Mortgage banking revenues were $19.4 million for the third quarter, up $14.2 million, or 276% from the third quarter last year. The third quarter mortgage banking revenues included $7.1 million recapture of mortgage servicing asset impairment reserves versus $3.2 million of impairment charges in the third quarter last year. Although mortgage rates rose during the third quarter, mortgage origination volumes remained strong at $614 million, up 9% from $562 million in the same quarter last year. The third quarter also reflected increases compared to the prior year in trust services income, up 10.4%, service charges on deposits, up 10.2%, and brokerage and insurance commissions, up 7.8%.

Non-interest expenses for the third quarter were $86.2 million compared to $67.1 million in the third quarter last year. The increase in expenses was mainly due to the acquisitions of Metropolitan, Three Rivers and insurance agencies in addition to expenses for performance-based incentives and supporting revenue growth. The efficiency ratio, on an operating basis, was 54.03% for the quarter, compared to 52.81% for the same quarter last year.

The provision for credit losses for the third quarter was $10.0 million versus $9.7 million in the same quarter last year. Net credit losses to average loans for the third quarter were .42%, down from .44% for the same quarter last year. At September 30, 2003, non-performing loans to total loans was .97%, up slightly from .95% a year ago and the allowance for credit losses to non-performing loans was 160% versus 164% last year. Non-performing loans for the third quarter continue to reflect the non-accrual status of loans the payment under which are guaranteed by surety bonds or insurance policies issued by three insurance agencies. While the matter currently remains in litigation, Sky continues to believe that, under the terms of the bonds, the credits are well secured and the prospects for collection are strong.

During the third quarter, Sky Financial Solutions (SFS) added $56 million in new loans to Sky’s loan portfolio compared to $71 million originated in the third quarter last year. SFS reported net income of $1.1 million for the third quarter this year, versus a net loss of $1.5 million in the third quarter last year.

With the SFS loan portfolio totaling $716 million at September 30, 2003, Sky expects SFS to continue operating profitably going forward.

On July 15, 2003, Sky announced a definitive agreement to acquire GLB Bancorp, Inc., Mentor Ohio, and its wholly-owned subsidiary Great Lakes Bank. Great Lakes Bank has $209 million in assets and operates 13 full-service branches in the Cleveland, Ohio market. The merger is expected to close in the fourth quarter of 2003.

The information in this press release contains forward-looking statements regarding the expected future financial performance that are not historical facts and that involve risks and uncertainties. Actual results and performance could differ materially from those contemplated by these forward-looking statements.

Today, October 16, 2003 at 11 a.m., Marty E. Adams, Chairman and CEO and Kevin T. Thompson, Chief Financial Officer of Sky Financial Group will host a conference call to provide an overview of third quarter performance and business outlook. Participants are encouraged to call in beginning at 10:45 a.m. by dialing 1-800-289-0529 (confirmation code: 591962). A simultaneous web cast of the conference call will also be available and can be accessed via the Investor Relations section of the Sky website at www.skyfi.com. A replay of the call will be available beginning 7:00 p.m. on October 16, 2003 by calling 1-888-203-1112 (confirmation code: 591962). The event will also be archived on the Sky website indefinitely.

About Sky Financial Group, Inc.

Sky Financial Group is a $12.6 billion diversified financial holding company with its headquarters located in Bowling Green, Ohio. Sky’s asset size places it among the 50 largest bank holding companies in the nation. Sky operates over 250 financial centers and over 250 ATMs serving communities in Ohio, Pennsylvania, Michigan, Indiana and West Virginia. Sky’s financial service affiliates include: Sky Bank, commercial and retail banking; Sky Trust, an asset management organization; Sky Financial Solutions, specialized healthcare financing; Sky Access, Internet services; and Sky Insurance and Meyer & Eckenrode Insurance Group, retail and commercial insurance agency services. Sky is located on the web at www.skyfi.com.

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press release 3rd qtr 2003

SKY FINANCIAL GROUP, INC.

STATEMENTS OF INCOME (Unaudited)

	Three Months Ended September 30,		Percent Change
(Dollars in thousands, except per share data)	2003	2002

Interest income	$169,127	$153,624	10.1%
Interest expense	61,084	64,402	(5.2)

Net interest income	108,043	89,222	21.1
Provision for credit losses	10,011	9,711	3.1

Net interest income after provision for credit losses	98,032	79,511	23.3

Non-interest income
Trust services income	3,585	3,248	10.4
Service charges and fees on deposit accounts	9,932	9,011	10.2
Mortgage banking income	19,359	5,153	275.7
Brokerage and insurance commissions	10,047	9,322	7.8
Net securities gains (losses)	(2,034)	1,664	(222.2)
Other income	9,706	8,713	11.4

Total non-interest income	50,595	37,111	36.3

Non-interest expenses
Salaries and employee benefits	47,711	38,710	23.3
Occupancy and equipment expense	13,298	10,383	28.1
Other operating expenses	25,197	18,005	39.9

Total non-interest expense	86,206	67,098	28.5

Income before income taxes	62,421	49,524	26.0
Income taxes	20,853	16,491	26.5

Net income	$41,568	$33,033	25.84

SHARE DATA:
Basic earnings per share	$0.46	$0.40	15.0
Diluted earnings per share	0.46	0.40	15.0
Cash dividend paid per common share	0.20	0.19	—
Average shares outstanding
Basic	90,287,000	82,182,000	—
Diluted	91,188,000	82,775,000	—

PERFORMANCE RATIOS:
Return on average equity	18.00%	18.46%	—
Return on average assets	1.31	1.35	—
Efficiency ratio	54.03	52.81	—
Net interest margin (FTE)	3.70	3.90	—

press release 3rd qtr 2003

SKY FINANCIAL GROUP, INC.

STATEMENTS OF INCOME (Unaudited)

	Nine Months Ended September 30,		Percent Change
(Dollars in thousands, except per share data)	2003	2002

Interest income	$494,397	$459,641	7.6%
Interest expense	184,363	199,090	(7.4)

Net interest income	310,034	260,551	19.0
Provision for credit losses	30,769	28,476	8.1

Net interest income after provision for credit losses	279,265	232,075	20.3

Non-interest income Trust services income	10,576	10,265	3.0
Service charges and fees on deposit accounts	28,026	25,000	12.1
Mortgage banking income	42,602	15,103	182.1
Brokerage and insurance commissions	31,453	27,608	13.9
Net securities gains (losses)	(1,474)	3,109	(147.4)
Other income	27,345	24,045	13.7

Total non-interest income	138,528	105,130	31.8

Non-interest expenses
Salaries and employee benefits	131,450	109,698	19.8
Occupancy and equipment expense	37,767	28,270	33.6
Merger, integration and restructuring expense	3,486	5,652	(38.3)
Other operating expenses	71,428	53,457	33.6

Total non-interest expense	244,131	197,077	23.9

Income before income taxes	173,662	140,128	23.9
Income taxes	58,512	46,259	26.5

Net income	$115,150	$93,869	22.7

SHARE DATA:
Basic earnings per share	$1.30	$1.14	14.0
Diluted earnings per share	1.29	1.13	14.2
Cash dividend paid per common share	0.60	0.58	—
Average shares outstanding
Basic	88,813,000	82,279,000	—
Diluted	89,485,000	83,005,000	—

PERFORMANCE RATIOS:
Return on average equity	17.39%	18.15%	—
Return on average assets	1.29	1.32	—
Efficiency ratio	54.13	53.53	—
Net interest margin (FTE)	3.76	3.93	—

press release 3rd qtr 2003

SKY FINANCIAL GROUP, INC.

FIVE QUARTERS STATEMENTS OF INCOME

(Dollars in thousands)

	2003			2002
	3rd qtr	2nd qtr	1st qtr	4th qtr	3rd qtr
Fully taxable equivalent interest income	$170,055	$168,060	$158,753	$166,980	$154,349

Interest income	$169,127	$167,235	$158,035	$166,264	$153,624
Interest expense	61,084	62,797	60,482	65,131	64,402

Net interest income	108,043	104,438	97,553	101,133	89,222
Provision for credit losses	10,011	10,573	10,185	15,101	9,711

Net interest income after provision for credit losses	98,032	93,865	87,368	86,032	79,511

Non-interest income
Trust services income	3,585	3,652	3,339	3,214	3,248
Service charges and fees on deposit accounts	9,932	9,489	8,604	9,498	9,011
Mortgage banking income	19,359	13,884	9,358	13,523	5,153
Brokerage and insurance commissions	10,047	10,815	10,591	9,199	9,322
Net securities gains (losses)	(2,034)	83	478	(631)	1,664
Other income	9,706	9,659	7,979	9,948	8,713

Total non-interest income	50,595	47,582	40,349	44,751	37,111

Non-interest expenses
Salaries and employee benefits	47,711	43,225	40,514	41,994	38,710
Occupancy and equipment expense	13,298	12,254	12,216	11,907	10,383
Merger, integration and restructuring expense		3,486		4,784
Other operating expenses	25,197	25,737	20,494	21,052	18,005

Total non-interest expense	86,206	84,702	73,224	79,737	67,098

Income before income taxes	62,421	56,745	54,493	51,046	49,524
Income taxes	20,853	19,236	18,423	17,108	16,491

Net income	$41,568	$37,509	$36,070	$33,938	$33,033

Operating earnings	$41,568	$39,775	$36,070	$37,048	$33,033

press release 3rd qtr 2003

SKY FINANCIAL GROUP, INC.

FIVE QUARTER PERFORMANCE RATIOS AND SHARE DATA

(Unaudited)

PERFORMANCE RATIOS:

ACTUAL	2003			2002
	3rd qtr	2nd qtr	1st qtr	4th qtr	3rd qtr
Return on average equity	18.00%	16.78%	17.37%	16.47%	18.46%
Return on average assets	1.31	1.24	1.33	1.23	1.35
Net interest rate spread	3.42	3.43	3.55	3.59	3.53
Net interest rate margin	3.70	3.73	3.87	3.94	3.90
Efficiency ratio	54.03	55.42	52.82	54.39	52.81

OPERATING *

Return on average equity	18.00%	17.80%	17.37%	17.97%	18.46%
Return on average assets	1.31	1.31	1.33	1.34	1.35
Efficiency ratio	54.03	53.14	52.82	51.13	52.81

SHARE DATA:
	2003			2002
	3rd qtr	2nd qtr	1st qtr	4th qtr	3rd qtr
Earnings per share
Basic	$0.46	$0.42	$0.41	$0.39	$0.40
Diluted	0.46	0.42	0.41	0.39	0.40
Operating earnings per share*
Basic	0.46	0.45	0.41	0.43	0.40
Diluted	0.46	0.44	0.41	0.42	0.40
Cash dividend paid per common share	0.20	0.20	0.20	0.20	0.19
Book value per share	10.31	10.16	9.67	9.54	8.71
Book value calculation shares outstanding	90,383,000	90,070,000	87,082,000	87,277,000	82,145,000

press release 3rd qtr 2003

SKY FINANCIAL GROUP, INC.

FIVE QUARTER AVERAGE BALANCE SHEETS (Unaudited)

(Dollars in thousands)

	2003			2002
	3rd qtr	2nd qtr	1st qtr	4th qtr	3rd qtr
Cash and due from banks	$218,458	$197,463	$196,300	$208,787	$198,587
Interest-earning deposits with banks	72,304	61,588	59,314	51,714	46,145
Federal funds sold	1,337	1,084	1,831	19,853	712
Loans held for sale	70,731	79,911	74,839	82,097	50,884
Securities available for sale	2,499,421	2,497,796	2,254,581	2,361,319	2,112,456
Total loans	9,055,317	8,693,826	7,904,048	7,736,515	6,932,386
Allowance for credit losses	(141,782)	(134,364)	(122,292)	(118,327)	(110,534)

Net loans	8,913,535	8,559,462	7,781,756	7,618,188	6,821,852
Premises and equipment	153,393	155,628	132,233	134,302	119,068
Other assets	661,098	593,339	493,758	483,547	382,615

Total Assets	$12,590,277	$12,146,271	$10,994,612	$10,959,807	$9,732,319

Total interest-earning assets	$11,699,110	$11,334,205	$10,294,613	$10,251,498	$9,142,583

Non-interest-bearing deposits	$1,186,871	$1,088,973	$955,906	$1,000,725	$837,910
Interest-bearing deposits	7,541,423	7,367,482	6,825,313	6,610,676	5,993,355

Total deposits	8,728,294	8,456,455	7,781,219	7,611,401	6,831,265
Repos and federal funds purchased	824,163	882,223	772,361	821,141	732,988
Debt and FHLB advances	1,973,322	1,783,806	1,462,734	1,568,549	1,342,631
Other liabilities	148,189	127,273	135,998	140,966	115,538
Shareholders’ equity	916,309	896,514	842,300	817,750	709,897

Total Liabilities and Shareholders’ Equity	$12,590,277	$12,146,271	$10,994,612	$10,959,807	$9,732,319

press release 3rd qtr 2003

SKY FINANCIAL GROUP, INC.

FIVE QUARTER ACTUAL BALANCE SHEETS (Unaudited)

(Dollars in thousands)

	2003			2002
	3rd qtr	2nd qtr	1st qtr	4th qtr	3rd qtr
Cash and due from banks	$196,059	$293,205	$246,407	$253,172	$240,050
Interest-earning deposits with banks	82,375	69,889	59,715	61,345	43,597
Federal funds sold		—	—	11,100	—
Loans held for sale	35,560	110,326	111,579	69,333	82,172
Securities available for sale	2,573,009	2,551,690	2,464,445	2,247,181	2,172,520
Total loans	9,079,479	9,062,864	7,964,767	7,885,521	7,024,860
Allowance for credit losses	(141,353)	(140,965)	(123,114)	(121,372)	(110,119)

Net loans	8,938,126	8,921,899	7,841,653	7,764,149	6,914,741
Premises and equipment	153,164	154,117	131,193	133,356	122,245
Other assets	640,314	625,935	491,620	474,308	369,703

Total Assets	$12,618,607	$12,727,061	$11,346,612	$11,013,944	$9,945,028

Total interest-earning assets	$11,770,423	$11,794,769	$10,600,506	$10,274,480	$9,323,149

Non-interest-bearing deposits	$1,157,822	$1,207,755	$1,004,152	$997,017	$841,096
Interest-bearing deposits	7,453,863	7,500,580	6,966,328	6,618,403	5,979,177

Total deposits	8,611,685	8,708,335	7,970,480	7,615,420	6,820,273
Repos and federal funds purchased	780,608	949,401	975,832	795,125	790,127
Debt and FHLB advances	2,129,805	1,948,730	1,404,980	1,600,750	1,446,830
Other liabilities	164,565	205,585	153,018	170,216	172,641
Shareholders’ equity	931,944	915,010	842,302	832,433	715,157

Total Liabilities and Shareholders’ Equity	$12,618,607	$12,727,061	$11,346,612	$11,013,944	$9,945,028

press release 3rd qtr 2003

SKY FINANCIAL GROUP, INC.

FIVE QUARTER ASSET QUALITY (Unaudited)

(Dollars in thousands)

ASSET QUALITY DATA:

	2003			2002
	3rd qtr	2nd qtr	1st qtr	4th qtr	3rd qtr
Non-accrual loans	$87,188	$86,793	$62,257	$66,855	$63,778
Restructured loans	1,245	1,266	1,291	3,203	3,306

Total non-performing loans	88,433	88,059	63,548	70,058	67,084
Other real estate owned	7,583	6,840	4,679	4,178	3,791

Total non-performing assets	$96,016	$94,899	$68,227	$74,236	$70,875

Loans 90 days or more past due & still accruing	$12,623	$12,189	$13,434	$12,458	$9,055
Net charge-offs	9,624	7,927	8,443	10,724	7,655
Allowance for credit losses	141,353	140,965	123,114	121,372	110,119

ASSET QUALITY RATIOS:

	2003			2002
	3rd qtr	2nd qtr	1st qtr	4th qtr	3rd qtr
Non-accrual loans to total loans	0.96%	0.96%	0.78%	0.85%	0.91%
Non-performing loans to total loans	0.97	0.97	0.80	0.89	0.95
Non-performing assets to total loans plus other real estate owned	1.06	1.05	0.86	0.94	1.01
Loans 90 days or more past due and still accruing to total loans	0.14	0.13	0.17	0.16	0.13
Net charge-offs to average loans	0.42	0.37	0.43	0.55	0.44
Allowance for credit losses to non-performing loans	159.84	160.08	193.73	173.25	164.15
Allowance for credit losses to non-performing assets	147.22	148.54	180.45	163.49	155.37
Allowance for credit losses to total loans	1.56	1.56	1.55	1.54	1.57

press release 3rd qtr 2003

SKY FINANCIAL GROUP, INC.

NON-GAAP DISCLOSURE RECONCILIATIONS

(Dollars in thousands)

* These tables include certain information not prepared in accordance with generally accepted accounting principles (“GAAP”). Non-GAAP information includes items such as operating earnings and certain ratios based on operating earnings.

Operating earnings are net income adjusted to exclude the results of certain significant transactions or events not representative of ongoing operations (“non-operating items”). Management believes operating earnings are an appropriate measurement of ongoing performance for comparability purposes. The following reconciles GAAP net income to operating earnings for each of the five quarters presented in these tables:

	2003			2002
	3rd qtr	2nd qtr	1st qtr	4th qtr	3rd qtr
Net income	$41,568	$37,509	$36,070	$33,938	$33,033

Merger, integration and restructuring expense		3,486		4,784
Tax effect		(1,220)		(1,674)

After-tax non-operating items		2,266	—	3,110	—

Operating earnings	$41,568	$39,775	$36,070	$37,048	$33,033

Non-operating items in 2003 reflect the impact of merger, integration and restructuring charges for the acquisition of Metropolitan Financial Corp.

Non-operating items in 2002 reflect the impact of merger, integration and restructuring charges for both Sky Financial’s acquisition of Three Rivers recorded in the fourth quarter and the new technology platform implementation recorded in the second quarter.

Operating earnings is used as the numerator to calculate operating return on average assets, operating return on average equity and operating earnings per share. Additionally, non-operating items are deducted from non-interest expense in the numerator of the operating efficiency ratio disclosed in the tables. The comparable information on a GAAP basis is also provided in the tables.

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